EXHIBIT 99.1 News Release
Contacts:
Brooke Hart (Media)
brooke.hart@hii-co.com
202-264-7108

Christie Thomas (Investors)
christie.thomas@hii-co.com
757-380-2104

HII Reports First Quarter 2022 Results

•Revenues were $2.6 billion in the quarter
•Net earnings of $140 million, $3.50 diluted earnings per share
•Delivered Virginia-class submarine Montana (SSN 794)
•Delivered amphibious transport dock Fort Lauderdale (LPD 28)
•Company reaffirms FY22 revenue, margin and free cash flow1 guidance

NEWPORT NEWS, Va. (May 5, 2022) - HII (NYSE:HII) reported first quarter 2022 revenues of $2.6 billion, up 13.1% from the first quarter of 2021, primarily driven by revenue attributable to the acquisition of Alion Science and Technology (Alion) in the third quarter of 2021.

Operating income in the first quarter of 2022 was $138 million and operating margin was 5.4%, compared to $147 million and 6.5%, respectively, in the first quarter of 2021. The decreases in operating income and operating margin were primarily driven by lower segment operating income1, partially offset by more favorable non-current state income taxes and operating FAS/CAS adjustment compared to the prior year.

Segment operating income1 in the first quarter of 2022 was $176 million and segment operating margin1 was 6.8%, compared to $191 million and 8.4%, respectively, in the first quarter of 2021. The decreases in segment operating income1 and segment operating margin1 were primarily driven by lower risk retirement at Newport News Shipbuilding compared to the prior year.

Net earnings in the quarter were $140 million, compared to $148 million in the first quarter of 2021. Diluted earnings per share in the quarter was $3.50, compared to $3.68 in the first quarter of 2021.

Net cash used in operating activities in the quarter was $83 million and free cash flow1 was negative $126 million, compared to cash provided by operating activities of $43 million and free cash flow1 of negative $16 million in the first quarter of 2021.

New contract awards in the first quarter of 2022 were approximately $2.0 billion, bringing total backlog to approximately $47.9 billion as of March 31, 2022.

“We are pleased with another quarter of consistent program execution and results that were slightly ahead of our initial expectations as we continue to navigate through a challenging operational environment,” said Chris Kastner, HII’s president and CEO. "We believe HII is well positioned for long-term value creation with very strong shipbuilding backlog and demand signals, as well as a highly capable Mission Technologies division that has been strategically shaped to address our customers most pressing needs."

1Non-GAAP measures. See Exhibit B for definitions and reconciliations. Reconciliations of forward-looking GAAP and non-GAAP measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the future occurrence and financial impact of certain elements of GAAP and non-GAAP measures.

HII
4101 Washington Ave. • Newport News, VA 23607
www.hii.com

Results of Operations

	Three Months Ended
	March 31
($ in millions, except per share amounts)	2022	2021	$ Change	% Change
Sales and service revenues	$2,576	$2,278	$298	13.1%
Operating income	138	147	(9)	(6.1)%
Operating margin %	5.4%	6.5%		(110) bps
Segment operating income[1]	176	191	(15)	(7.9)%
Segment operating margin %[1]	6.8%	8.4%		(155) bps
Net earnings	140	148	(8)	(5.4)%
Diluted earnings per share	$3.50	$3.68	$(0.18)	(4.9)%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended
	March 31
($ in millions)	2022	2021	$ Change	% Change
Revenues	$631	$649	$(18)	(2.8)%
Segment operating income[1]	86	91	(5)	(5.5)%
Segment operating margin %[1]	13.6%	14.0%		(39) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls Shipbuilding revenues for the first quarter of 2022 were $631 million, a decrease of $18 million, or 2.8%, from the same period in 2021, primarily driven by lower revenues in the Arleigh Burke-class guided missile destroyer (DDG) program, partially offset by higher revenues in amphibious assault ships. DDG program revenues decreased due to lower volumes on Jeremiah Denton (DDG 129), George M. Neal (DDG 131) and Frank E. Petersen Jr. (DDG 121), partially offset by higher volume on Sam Nunn (DDG 133). Revenues on amphibious assault ships increased due to higher volumes on LHA 9 (unnamed) and amphibious assault ship planning yard services, partially offset by lower volumes on Bougainville (LHA 8).

Ingalls Shipbuilding segment operating income1 for the first quarter of 2022 was $86 million, a decrease of $5 million from the same period in 2021. Segment operating margin1 in the first quarter of 2022 was 13.6%, compared to 14.0% in the same period last year. The decrease in segment operating margin1 was primarily driven by lower risk retirement on amphibious assault ship Bougainville (LHA 8) and guided missile destroyer Jack H. Lucas (DDG 125), partially offset by higher risk retirement on amphibious transport dock Fort Lauderdale (LPD 28) following its delivery.

Key Ingalls Shipbuilding milestones for the quarter:
•Delivered amphibious transport dock Fort Lauderdale (LPD 28)
•Launched amphibious transport dock Richard M. McCool Jr. (LPD 29)
•Authenticated keel of amphibious transport dock Harrisburg (LPD 30)
•Christened guided missile destroyer Jack H. Lucas (DDG 125)
•Authenticated keel of guided missile destroyer Ted Stevens (DDG 128)

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Newport News Shipbuilding

	Three Months Ended
	March 31
($ in millions)	2022	2021	$ Change	% Change
Revenues	$1,390	$1,407	$(17)	(1.2)%
Segment operating income[1]	81	93	(12)	(12.9)%
Segment operating margin %[1]	5.8%	6.6%		(78) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Newport News Shipbuilding revenues for the first quarter of 2022 were $1.4 billion, a decrease of $17 million, or 1.2%, from the same period in 2021, primarily driven by lower revenues in aircraft carriers and naval nuclear support services, partially offset by higher revenues in submarines. Aircraft carrier revenues decreased primarily as a result of lower volumes on the refueling and complex overhaul (RCOH) of USS George Washington (CVN 73), the construction of John F. Kennedy (CVN 79) and USS Gerald R. Ford (CVN 78), partially offset by higher volume on the RCOH of USS John C. Stennis (CVN 74). Naval nuclear support service revenues decreased primarily as a result of lower volumes in submarine fleet support services and facility maintenance services, partially offset by higher volumes in carrier fleet support services. Submarine revenues increased due to higher volumes on the Columbia-class submarine program and Block V boats of the Virginia-class submarine (VCS) program, partially offset by lower volumes on Block IV boats of the VCS program.

Newport News Shipbuilding segment operating income1 for the first quarter of 2022 was $81 million, a decrease of $12 million from the same period in 2021. Segment operating margin1 in the first quarter of 2022 was 5.8%, compared to 6.6% in the same period last year. The decreases were primarily due to lower risk retirement on the VCS program, partially offset by higher risk retirement on USS Gerald R. Ford (CVN 78).

Key Newport News Shipbuilding milestones for the quarter:
•Delivered Virginia-class submarine Montana (SSN 794)
•Re-delivered USS Helena (SSN 725)
•Completed inaugural maintenance and modernization period of USS Gerald R. Ford (CVN 78)
•Reached approximate 95% completion of the RCOH of USS George Washington (CVN 73)
•Reached approximate 25% completion of the RCOH of USS John C. Stennis (CVN 74)
•Reached approximate 83% completion of John F. Kennedy (CVN 79)
•Reached 5-year labor agreement with United Steelworkers

Mission Technologies

	Three Months Ended
	March 31
($ in millions)	2022	2021	$ Change	% Change
Revenues	$590	$259	331	127.8%
Segment operating income[1]	9	7	2	28.6%
Segment operating margin %[1]	1.5%	2.7%		(118) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Mission Technologies (formerly "Technical Solutions") revenues for the first quarter of 2022 were $590 million, an increase of $331 million from the same period in 2021. The increase was primarily due to higher volumes in DFS attributable to the acquisition of Alion in the third quarter of 2021, partially offset by the divestiture of our oil and gas business and contribution of our San Diego Shipyard to a joint venture in the first quarter of 2021, as well as lower volumes in Fleet Sustainment.

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Mission Technologies segment operating income1 for the first quarter of 2022 was $9 million, compared to $7 million in the first quarter of 2021. Segment operating margin1 in the first quarter of 2022 was 1.5%, compared to 2.7% in the same period last year. The decrease in segment operating margin1 was primarily driven by approximately $24 million of amortization of Alion related purchased intangible assets. Mission Technologies EBITDA margin1 in the first quarter of 2022 was 7.3%.

Key Mission Technologies milestones for the quarter:
•REMUS 300 was selected as U.S. Navy’s next generation small UUV (SUUV) program of record
•Completed the first contractor-owned, contractor-operated air combat training mission with the U.S. Air Force in Europe
•Launched Odyssey, a suite of advanced autonomy solutions, and demonstrated successful integration with third party autonomy products

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

2022 Financial Outlook1

•Reaffirming revenue, margin and free cash flow2 guidance, updating FY22 pension expectations
•Expect FY22 shipbuilding revenue2 between $8.2 and $8.5 billion; expect shipbuilding operating margin2 between 8.0% and 8.1%
•Expect FY22 Mission Technologies revenue of approximately $2.6 billion, segment operating margin2 of approximately 2.5%; and expect Mission Technologies EBITDA margin2 of between 8.0% and 8.5%
•Expect FY22 free cash flow2 of between $300 and $350 million3
•Expect cumulative FY20-FY24 free cash flow2 of approximately $3.2 billion3
•Updated FY22 pension expectations following ratification of labor agreement

	Prior Outlook	Current Outlook
Shipbuilding Revenue[2]	$8.2B - $8.5B	$8.2B - $8.5B
Shipbuilding Operating Margin[2]	8.0% - 8.1%	8.0% - 8.1%
Mission Technologies Revenue	~$2.6B	~$2.6B
Mission Technologies Segment Operating Margin[2]	~2.5%	~2.5%
Mission Technologies EBITDA Margin[2]	8.0% - 8.5%	8.0% - 8.5%

Operating FAS/CAS Adjustment	($142M)	($143M)
Non-current State Income Tax Expense	($5M)	($5M)
Interest Expense	($102M)	($102M)
Non-operating Retirement Benefit	$294M	$273M
Effective Tax Rate	~21%	~21%

Depreciation & Amortization	$365M	$365M
Capital Expenditures	2.5% - 3.0% of Sales	2.5% - 3.0% of Sales
Free Cash Flow[2,3]	$300M - $350M	$300M - $350M

1The financial outlook, expectations and other forward looking statements provided by the company for 2022 and beyond reflect the company's judgment based on the information available at the time of this release.
2 Non-GAAP measures. See Exhibit B for definitions. Reconciliations of forward–looking GAAP and non–GAAP measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the future occurrence and financial impact of certain elements of GAAP and non-GAAP measures.
3 Free cash flow outlook assumes the legislation requiring capitalization of R&D expenditures for tax purposes is deferred. See Exhibit B for additional information.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

About Huntington Ingalls Industries

HII is an all-domain defense and technologies partner, recognized worldwide as America’s largest shipbuilder. With a 135-year history of trusted partnerships in advancing U.S. national security, HII delivers critical capabilities ranging from the most powerful and survivable naval ships ever built, to unmanned systems, ISR and AI/ML analytics. HII leads the industry in mission-driven solutions that support and enable an all-domain force. Headquartered in Virginia, HII’s skilled workforce is 44,000 strong. For more information, please visit www.HII.com.

Conference Call Information

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.HII.com. A telephone replay of the conference call will be available from noon today through Thursday, May 12 by calling (866) 813-9403 or (929) 458-6194 and using access code 415160.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, and the impacts of vaccination mandates on our workforce; disruptions impacting the global supply, including those attributable to the ongoing COVID-19 pandemic and the ongoing conflict between Russia and Ukraine; our ability to effectively integrate the operations of Alion Science and Technology into our business; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31
(in millions, except per share amounts)	2022	2021
Sales and service revenues
Product sales	$1,724	$1,721
Service revenues	852	557
Sales and service revenues	2,576	2,278
Cost of sales and service revenues
Cost of product sales	1,468	1,454
Cost of service revenues	759	482
Income from operating investments, net	7	8
Other income and gains (losses), net	(1)	3
General and administrative expenses	217	206
Operating income	138	147
Other income (expense)
Interest expense	(26)	(21)
Non-operating retirement benefit	71	46
Other, net	(7)	1
Earnings before income taxes	176	173
Federal and foreign income tax expense	36	25
Net earnings	$140	$148

Basic earnings per share	$3.50	$3.68
Weighted-average common shares outstanding	40.0	40.2

Diluted earnings per share	$3.50	$3.68
Weighted-average diluted shares outstanding	40.0	40.2

Dividends declared per share	$1.18	$1.14

Net earnings from above	$140	$148
Other comprehensive income
Change in unamortized benefit plan costs	(86)	29
Other	—	2
Tax benefit (expense) for items of other comprehensive income	22	(7)
Other comprehensive (loss) income, net of tax	(64)	24
Comprehensive income	$76	$172

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	March 31, 2022	December 31 2021
Assets
Current Assets
Cash and cash equivalents	$330	$627
Accounts receivable, net of allowance for doubtful accounts of $2 million as of 2022 and $9 million as of 2021	671	433
Contract assets	1,349	1,310
Inventoried costs, net	188	161
Income taxes receivable	171	209
Prepaid expenses and other current assets	77	50
Total current assets	2,786	2,790
Property, Plant, and Equipment, net of accumulated depreciation of $2,193 million as of 2022 and $2,149 million as of 2021	3,094	3,107
Other Assets
Operating lease assets	235	241
Goodwill	2,628	2,628
Other intangible assets, net of accumulated amortization of $776 million as of 2022 and $741 million as of 2021	1,124	1,159
Pension plan assets	275	281
Miscellaneous other assets	415	421
Total other assets	4,677	4,730
Total assets	$10,557	$10,627

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED) (continued)

($ in millions)	March 31, 2022	December 31 2021
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$544	$603
Accrued employees’ compensation	336	361
Current portion of postretirement plan liabilities	137	137
Current portion of workers’ compensation liabilities	254	252
Contract liabilities	685	651
Other current liabilities	465	423
Total current liabilities	2,421	2,427
Long-term debt	3,200	3,298
Pension plan liabilities	398	351
Other postretirement plan liabilities	365	368
Workers’ compensation liabilities	509	506
Long-term operating lease liabilities	189	194
Deferred tax liabilities	293	313
Other long-term liabilities	360	362
Total liabilities	7,735	7,819
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 53.5 million shares issued and 40.1 million shares outstanding as of March 31, 2022, and 53.4 million shares issued and 40.0 million shares outstanding as of December 31, 2021	1	1
Additional paid-in capital	1,995	1,998
Retained earnings	3,982	3,891
Treasury stock	(2,169)	(2,159)
Accumulated other comprehensive loss	(987)	(923)
Total stockholders’ equity	2,822	2,808
Total liabilities and stockholders’ equity	$10,557	$10,627

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31
($ in millions)	2022	2021
Operating Activities
Net earnings	$140	$148
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	52	52
Amortization of purchased intangibles	35	13
Amortization of debt issuance costs	2	2
Provision for doubtful accounts	(7)	—
Stock-based compensation	9	9
Deferred income taxes	2	31
Gain on disposition of business	—	(3)
Loss (gain) on investments in marketable securities	9	(4)
Change in
Accounts receivable	(231)	(10)
Contract assets	(39)	(239)
Inventoried costs	(27)	(5)
Prepaid expenses and other assets	7	(6)
Accounts payable and accruals	—	116
Retiree benefits	(34)	(65)
Other non-cash transactions, net	(1)	4
Net cash (used in) provided by operating activities	(83)	43
Investing Activities
Capital expenditures
Capital expenditure additions	(43)	(60)
Grant proceeds for capital expenditures	—	1
Investment in affiliates	—	(12)
Proceeds from disposition of business	—	25
Net cash used in investing activities	(43)	(46)

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (continued)

	Three Months Ended March 31
($ in millions)	2022	2021
Financing Activities
Repayment of long-term debt	(100)	—
Dividends paid	(47)	(46)
Repurchases of common stock	(10)	(49)
Employee taxes on certain share-based payment arrangements	(14)	(7)
Net cash used in financing activities	(171)	(102)
Change in cash and cash equivalents	(297)	(105)
Cash and cash equivalents, beginning of period	627	512
Cash and cash equivalents, end of period	$330	$407
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$—	$(42)
Cash paid for interest	$11	$1
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$1	$12
Accrued repurchases of common stock	$—	$1

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “shipbuilding revenue,” “shipbuilding operating margin,” “Mission Technologies EBITDA margin” and “free cash flow.”

We internally manage our operations by reference to segment operating income and segment operating margin, which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Shipbuilding revenue, shipbuilding operating margin and Mission Technologies EBITDA margin are not measures recognized under GAAP. They are measures that we use to evaluate our core operating performance. When analyzing our operating performance, investors should use shipbuilding revenue, shipbuilding operating margin and Mission Technologies EBITDA margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. We believe that shipbuilding revenue, shipbuilding operating margin and Mission Technologies EBITDA margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for net earnings as a measure of our performance or

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

net cash provided or used by operating activities as a measure of our liquidity. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

A provision of the Tax Cuts and Jobs Act of 2017 went into effect on Jan. 1, 2022 that requires companies to capitalize and amortize research and development costs over five years rather than deducting such costs in the year incurred for tax purposes. Unless the provision is deferred, modified, or repealed, we currently estimate that this change could have a $100 million impact on our free cash flow guidance for 2022, which currently assumes the legislation will be deferred, modified or repealed. Unless the provision is deferred, modified, or repealed, we currently estimate that this change could have a $250 million impact on our free cash flow guidance for 2022 through 2024, which currently assumes the legislation will be deferred, modified or repealed.

Reconciliations of forward-looking GAAP and non-GAAP measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the future occurrence and financial impact of certain elements of GAAP and non-GAAP measures.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding revenue is defined as the combined sales and service revenues from our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue.

Mission Technologies EBITDA margin is defined as Mission Technologies segment operating income before interest expense, income taxes, depreciation, and amortization as a percentage of Mission Technologies revenues.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

We present financial measures adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended
	March 31
($ in millions)	2022	2021
Ingalls revenues	$631	$649
Newport News revenues	1,390	1,407
Mission Technologies revenues	590	259
Intersegment eliminations	(35)	(37)
Sales and Service Revenues	2,576	2,278

Operating Income	138	147
Operating FAS/CAS Adjustment	37	40
Non-current state income taxes	1	4
Segment Operating Income	176	191
As a percentage of sales and service revenues	6.8%	8.4%
Ingalls segment operating income	86	91
As a percentage of Ingalls revenues	13.6%	14.0%
Newport News segment operating income	81	93
As a percentage of Newport News revenues	5.8%	6.6%
Mission Technologies operating income	9	7
As a percentage of Mission Technologies revenues	1.5%	2.7%

Reconciliation of Free Cash Flow

	Three Months Ended
	March 31
($ in millions)	2022	2021
Net cash provided by (used in) operating activities	$(83)	$43
Less capital expenditures:
Capital expenditure additions	(43)	(60)
Grant proceeds for capital expenditures	—	1
Free cash flow	$(126)	$(16)

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliation of Mission Technologies EBITDA and EBITDA Margin

	Three Months Ended
	March 31
($ in millions)	2022	2021
Mission Technologies sales and service revenues	$590	$259

Mission Technologies segment operating income	$9	$7
Mission Technologies depreciation expense	2	1
Mission Technologies amortization expense	30	8
Mission Technologies state tax expense	2	1
Mission Technologies other, net	—	—
Mission Technologies EBITDA	$43	$17
Mission Technologies EBITDA margin	7.3%	6.6%

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com